Exhibit 10.11

Smart Property Platform Project Development Contract

Party A: Meizhou Lizhen Industry Co., Ltd.

Address: No.11, 1F, Wangjiang Building, Jiangbian Road, Meizhou

Unified Social Credit Code: 91441400698150608C

Legal Representative: Wang Hui

Tel: 0753-2233256

E-mail: [***]@qq.com

Party B: Guangzhou 3e Network Technology Company Limited

Address: Room 701, Block A, SYSU Science Park, No.135 Xingang West Road, Haizhu District, Guangzhou

Unified Social Credit Code: 91440101MA59N72U7M

Legal Representative: Ran Yanhong

Tel: 137***6805

E-mail: Adams@3ekeii.cn

In accordance with the Contract Law of the People’s Republic of China and other relevant laws and regulations, on the basis of equality, voluntariness and consensus, both parties confirm that it is fully aware of and understands the substantive meaning of all the terms of this Contract and its corresponding legal consequences, and based on such understanding, enter into this contract in respect of the Smart Property Platform Project for the purpose of mutual compliance.

Article I. Scope of Software Development

The scope of software development, constituent modules, functions of each module, specifications, versions, value and inspection standards of this Contract shall be based on the contents listed in the attached User Requirements Specification Product Prototype. Platform development includes the demand survey, demand analysis, platform system architecture design, software development (including UI design, coding, data migration, etc.), testing, implementation and deployment, software acceptance, training (including but not limited to training for all business participants and system administrators) and system maintenance. See Annex I for a detailed development function list.

Article II. Software Development Cycle

(i) The software development cycle is approximately 7 months from the signing date of this Contract. The time frame encompasses activities such as requirements research, requirements analysis, architecture design, software development, testing, implementation and deployment, as well as training.

(ii) Party B shall submit to Party A in advance the first draft of documents and information needing to be reviewed and confirmed by Party A during the development process. Upon receiving the first draft, Party A shall reply in writing in a timely manner to Party B to reply the review comments. With respect to any rectification suggested by Party A, Party B shall review and make the rectification in a timely manner and submit it to Party A again for review. If Party A makes no reply within 5 working days since receiving the first draft, it shall be considered that Party A has reviewed and confirmed the first draft. Party A’s signature approval of various process documents and information only represents the review of the applicability, demand, usability and feasibility of the developed software, and Party A does not review the technical issues therein. In case of any technical issues or technical adjustments related to Party B’s design after the confirmation by Party A, Party B shall actively cooperate with the adjustments.

Article III. Development Amount and Payment Mode

(i) The total contract amount is RMB[***], covering the development cost, testing and training cost, and is not subject to any adjustment during the performance period of this Contract. This quotation excludes taxes.

See Annex I for a detailed function offer.

(ii) Account information of Party B’s receiving bank:

Account Name: Guangzhou 3e Network Technology Company Limited

Bank of Deposit: Bank of China Guangzhou CITIC Plaza Sub-branch

Receiving Account No.: [***]

Tel: 020-38909042

Address: Room 701, Building A, SYSU Science Park, Xingang West Road, Haizhu District, Guangzhou

If the receiving bank account of Party B is inconsistent with the bank account listed in the signature or other terms of this Contract, the above bank account information shall prevail. In case of any change of the above bank account information, Party B shall promptly notify Party A in writing before the due date of Party A’s payment, and both parties shall sign a separate supplemental agreement; Party B’s request for Party A to make payment to a third-party account does not belong to the change of the account information of the receiving bank, against which Party A may reject. If Party B fails to inform Party A in writing of the correct bank account information in a timely manner, Party B shall be liable for any loss or consequences arising therefrom.

(v) Party A shall make payment according to the following payment schedule, and Party B must submit documents according to the following schedule when applying for payment. If Party B fails to submit documents according to this paragraph or the documents submitted fails to meet the requirements, Party A’s payment time shall be postponed accordingly and Party A shall not bear the responsibility for the delayed payment.

No.	Stage Name	Payment Instructions
1	Progress payment	Ratio of Payment	80%	Amount of Payment (RMB)	RMB[***]Yuan
		Terms of Payment	Payable within 7 working days of the signing of this Contract
		Documents to be submitted	Platform Development Task Plan Schedule, Service Platform Architecture Design, User Requirements Specification Product Prototype and System Architecture Design signed and confirmed by Party A.
2	Acceptance payment	Ratio of Payment	20%	Amount of Payment (RMB)	RMB[***]Yuan
		Terms of Payment	Party B shall ensure that the overall business functions of the project are complete and can be operated normally. The payment shall be made within 60 days since Party A or the third-party testing institution recognized by Party A and Party B through negotiations accepts the system platform, and both parties sign the confirmation of acceptance.
		Documents to be submitted	1. Project Acceptance Report;

Article IV. Software Development and Management

(i) The project design shall strictly adhere to the unified process management, while ensuring low coupling and high cohesion among various modules of the system.

(ii) On-site development is not mandatory in the whole process of this project implementation, but in the demand research stage or business module progress delays, Party A and Party B can negotiate to decide whether Party B needs to carry out the on-site development, and without special circumstances, Party B shall meet Party A’s requirements within the scope of its ability.

(iii) Party B shall submit monthly progress reports to Party A in written form according to the progress of the project, including the progress of the project, the completed software development and its effect, any difficulties and obstacles and proposals for countermeasures, any changes in the project and the circumstances of such changes and other circumstances that Party A has the right to demand to know according to the Contract. If any major problems or important changes occur, Party B shall make a written report to Party A within 5 working days from the date of occurrence. You shall also respond within 5 working days to inquiries relating to the project made by Party A at other times. If Party B violates this article, it shall be responsible for the delay of the project and other corresponding consequences arising therefrom.

(iv) Party B shall provide all software required during the development and testing free of charge, and deploy and test it as necessary.

(v) The final design of the software services by both parties is based on the User Requirements Specification Product Prototype, and the rest of process documents are used only as a reference for development.

(vi) Disputes arising from changes in project requirements shall be resolved through negotiation between Party A and Party B. Changes in requirements are defined as requirements beyond the scope of the User Requirements Specification Product Prototype, which are proposed in writing by Party A to Party B, and the resulting increase in cost shall be separately agreed upon by Party A and Party B.

Article V. Rights and Obligations of Party A

(i) Party A has the right to require Party B to complete the software development and ensure that the software passes the acceptance inspection within the specific development period agreed in this Contract in accordance with the requirements of the User Requirements Specification Product Prototype.

(ii) Without exceeding the scope of the User Requirements Specification Product Prototype, Party A has the right to put forward software function modification and development progress opinions to Party B. Party B shall make a confirmation and reply within 5 working days after receiving Party A’s opinions; if Party B receives Party A’s opinions and fails to reply within 5 working days, Party B shall be deemed as having confirmed and agreed to implement such opinions.

(iii) Party A and Party B may hire a third-party professional software testing organization to conduct acceptance inspection on the software development results. If Party A and Party B negotiate to hire a third-party professional software testing organization to conduct acceptance inspection, the acceptance test report for a qualified software issued by the organization may be used as an evidence for passing the acceptance inspection, and the acceptance test report for an unqualified software issued by the organization may be used as a evidence for requiring Party B to bear the responsibility of modification and redoing. If both Parties do not agree on hiring a third-party professional software testing organization, Party B may choose a reputable testing organization in the industry.

(iv) Party A has the right to require Party B to transfer all paper (copies) and electronic data files involved in the development process to Party A after the software is accepted. It shall be ensured that Party A can use the developed software normally.

(v) Party A must pay Party B the corresponding contract amount in full and on time in strict accordance with Article 3(v) of this Contract.

(vi) The software development representative appointed by Party A is Zhong Jie (contact number: 1343***919), who is responsible for communicating and coordinating with Party B and Party B’s development representative, supervising and inspecting the development progress and other matters, and owns the right to sign the written documents involved in the performance of this Contract on behalf of Party A (unless otherwise authorized, excluding this Contract and the Supplemental Agreements to this Contract). If Party A replaces the software development representative, it shall issue a written document to Party B in a timely manner.

(vii) Party A shall provide Party B with relevant information involved in software development in a timely manner and give Party B convenient conditions within its capacity.

Article VI. Rights and Obligations of Party B

(i) Party B has the right to require Party A to pay the contract sum in full and on time as agreed in this Contract.

(ii) In the course of carrying out the software development, Party B has the right to request Party A to provide reasonable and necessary assistance, and request Party A to provide necessary information. The information provided by Party A for assisting Party B to complete the software development under this Contract shall be used by Party B for the purpose of this Contract only, and Party B shall not use the said information on any occasion other than for the purpose of this Contract or for any other purpose without Party A’s written permission. Party B’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party A. If Party B fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party A’s relevant data or information, Party B shall compensate Party A for the actual loss suffered as a result.

(iii) Party B fully understands and completely agrees that the User Requirements Specification Product Prototype is the framework of Party A’s general requirements for software development, and Party B will form the User Requirements Specification Product Prototype by researching and analyzing Party A’s requirements and make timely modifications and adjustments according to Party A’s requirements. Contents include, but not limited to: Development Schedule, Software Functional Specification and Software Interface Design Drawings.

(iv) During the development, Party B shall report the progress of software development to Party A on a monthly basis. After the development is completed, for the development results of Party B, Party A and Party B may negotiate to entrust a third-party testing institution to conduct software testing.

(v) The software development representative appointed by Party B is ___ (contact number: 137***6805, email: adams@3ekeii.cn, position in Party B: Product Director), who is responsible for communicating with Party A and coordinating Party B’s internal work, and owns the right to sign the written documents involved in the performance of this Contract (unless otherwise authorized, excluding this Contract and the Supplemental Agreements to this Contract). Without Party A’s written consent, Party B shall not change the software development representative at will, otherwise Party A has the right to terminate or cancel this Contract and pursue Party B’s responsibility for breach of contract.

(vi) During the performance of this Contract, Party B needs to obtain Party A’s trade secrets related to the project for the performance of the Contract, and such trade secrets shall be applicable only for the purpose of performing its obligations under this Contract. Party B shall not make any unauthorized use, dissemination or disclosure of trade secrets. Otherwise, Party A has the right to pursue Party B for breach of contract and demand Party B to compensate for the actual loss caused.

Article VII. Intellectual Property Rights and Right of Use

(i) Under this Contract, the term “basic software” refers to the software products provided by Party B, which already hold intellectual property rights (including, but not limited to, copyrights, trademarks, patents, and any other intellectual property rights recognized by applicable laws in this Contract, whether registered or not). This definition also includes the right to use such software, encompassing development tools and application products. The system of secondary development refers to the system developed by Party B on the basis of the existing software products to meet Party A’s objectives.

(ii) Party B warrants that the software (including basic software and secondarily developed software) used to complete the software development agreed in this Contract will not infringe the intellectual property rights of Party A or any third party. If a third party accuses Party A of infringement or claims for damages in the course of Party A’s use, Party B shall be responsible for negotiating with the third party to ensure that the realization of the purpose of this Contract will not be affected.

(iii) If any software developed under this Contract or any part thereof is claimed by a third party to have infringed its intellectual property rights or other legal rights, Party B agrees to defend against any lawsuit or legal claim arising therefrom. Party B agrees to pay the full amount of damages determined by the judgment or settlement in question. Party A agrees to notify Party B promptly of any such action or claim and to provide Party B with reasonable assistance in dealing with the action or claim so that Party B can obtain the rights to which Party B are entitled. Party A has the right to participate in the defense or settlement of any such lawsuit or claim at Party B’s expense.

If the software or any part of the software developed under this Contract is found to be infringing the legal rights of a third party in accordance with law, or if any use or distribution of the software or exercise of any of the rights granted by Party B in accordance with the agreement is found to be infringing, Party B, with the written consent of Party A, shall make every effort to replace the software with non-infringing software with equal or better functions, or to obtain the relevant authorization, so as to enable Party A to continue to enjoy the rights and achieve the goals of this Contract without being affected by any relevant disputes.

If the software developed under this Contract or any part thereof is judged to be an infringement any right or the related dispute fails to be resolved within 30 days, resulting in that Party A cannot use the software normally, Party B shall refund all the contract payments that it has received from Party A.

(iv) The ownership of the intellectual property rights of the basic software used by Party B for developing the project shall remain unchanged and shall be vested in Party B. Party A has the right to use it, which is permanent and irrevocable. Party A shall not utilize the above information for any purpose other than the purpose of this Contract or for any other purpose without Party B’s written permission. Party A’s obligation to keep the above data or information confidential shall not be terminated by the rescission or termination of this Contract until the relevant data or information is made public by Party B. If Party A fails to fulfill its duty of confidentiality, resulting in the early disclosure of Party B’s relevant data or information, Party A shall compensate Party B for the actual loss suffered as a result.

(v) The intellectual property rights of the software development results (including software products, documents, source codes, data and other materials) under this Contract shall be jointly owned by Party A and Party B. Party A has the right to use the above development results without any restriction or hindrance, and Party B shall be liable for any loss suffered by Party A if Party B causes any restriction or hindrance to Party A’s use of the above development results.

Article VIII. Acceptance, Delivery and Maintenance of Software Achievement

(i) Separate acceptance and separate payment shall be applied to the software development project under this Contract. Party B shall ensure that the overall business functions of the project are complete and can operate normally.

(ii) Before paying the second interim payment for this project, Party A shall organize the inspection and test of the phased achievement of the project, and Party B shall ensure that the functions of each business module must be complete and can operate normally.

After the completion of the development of the project, and passing the test conducted by the testing and acceptance team composed of Party A’s user department(s) and technical department or the third-party testing institution entrusted by Party A and Party B, Party B shall submit a written application for acceptance to Party A.

(iii) Party A shall, within 15 working days after receiving the application for acceptance, organize the acceptance inspection according to acceptance criteria specified in the User Requirements Specification Product Prototype. Whether a software product passes the acceptance inspection or not shall be subject to Party A’s written notice. If it fails to pass the acceptance inspection, Party A shall fully explain the reasons and give Party B a reasonable period of rectification until passing the acceptance inspection. If Party A fails to complete the organization of acceptance within 15 working days due to Party A’s reasons, it shall be deemed to have passed the acceptance according to the contractual standards.

(iv) Party B shall complete all aspects of testing and acceptance before acceptance according to the development cycle agreed in Article 2 of this Contract. If Party B fails to complete the testing and acceptance within the development cycle agreed in Article 2 of this Contract due to Party B’s reasons, Party B shall rectify the situation in a timely manner so as to meet the acceptance conditions as soon as possible.

(v) If Party B submits a written application for acceptance to Party A, Party B shall submit to Party A the electronic and paper documents of the following technical documents at least 20 working days in advance in accordance with the requirements of the User Requirements Specification Product Prototype: the System Interface Description, the Data Structure Description, the Test Report, the Installation and Deployment Instruction, and project source code, etc..

(vi) Party B shall provide a one-year free service and technical support (warranty period) starting from the completion of the system acceptance inspection (i.e. the date of Party A’s signature of the product acceptance letter). During the software maintenance warranty period, Party B provides Party A with 7*12 hours maintenance service (08:00-20:00). If Party A contacts Party B for temporary use, operation or other non-faulty simple problems, Party B shall propose solutions in a timely manner. In case of general failure that does not affect on-site business or can be dealt with by other alternatives, Party B shall solve it within 24 hours; in case of emergency failure that affects normal business and cannot be solved by other alternatives, Party B shall solve it within 3 hours and ensure that other parts of the relevant system can work normally as a prerequisite. If the above faults require Party B to come to the site for maintenance, Party B shall come to the site in time after receiving Party A’s notification to deal with the faults. In case of failures that cannot be solved on time, Party B shall explain the reasons and solutions, and the solution time can be extended only after Party A’s confirmation.

If Party B is not capable of solving the fault within the specified time or Party A does not recognize the extended solution proposed by Party B, Party A may ask a third party to solve the problem after informing Party B in writing, and the relevant implementation cost will be deducted from the payment due to Party B after informing Party B, and the shortfall will be made up by Party B in the time frame of notification by Party B.

(vii) After the warranty period, Party A and Party B may sign a separate maintenance contract as required. Party B undertakes that the annual maintenance cost is 10% of the total amount of the Contract, that is, ¥[***]Yuan, and details shall be separately negotiated.

Article IX. Training

(i) Party B shall, in accordance with the actual needs of the project on-line, provide the necessary training programs free of charge for the personnel actually used by Party A, and implement them before the official launch of the system with Party A’s consent.

(ii) Party B must send experienced training instructors and counselors to conduct the training and provide relevant teaching materials or training videos for the on-line learning of trainees.

Article X. Breach Liabilities

(i) If Party A does not pay the contractual amount to Party B according to the Contract, Party A shall pay liquidated damages to Party B according to 0.2% of the total price of the Contract per day of delay, and once such delay exceeds 10 days, Party B has the right to unilaterally terminate or rescind the Contract without bearing any breach responsibility, and Party A shall still pay for the work achievement already delivered by Party B; if Party B requests to continue to perform the Contract, in addition to the liquidated damages paid by Party A in accordance with the aforementioned standard in advance, Party A shall still pay the amount according to the contract, and the date of Party B’s performance of this Contract shall be postponed accordingly from the date of Party B’s receipt of liquidated damages. However, the total amount of liquidated damages for late payment shall not exceed 30% of the total contract amount.

(ii) If Party B terminates the Contract due to Party A’s fault, Party A shall pay Party B the price of the delivered and completed software. Upon payment by Party A, Party B shall deliver to Party A the software for which payment has been made. If Party A wants to use the accepted software in the future, Party A shall still use it in accordance with this Contract. Liquidated damages shall also be paid to Party B at 20% of the total amount of this Contract.

(iii) If Party B fails to complete the acceptance and delivery of the project on time for reasons not attributed to Party A, Party B shall pay liquidated damages to Party A in the amount of 0.2% of the total price of the Contract for each day of delay, but the total amount of liquidated damages for the late acceptance and delivery shall not exceed 30% of the total amount of the Contract.

If Party A agrees in writing, Party B may be given a grace period of 30 natural days, during which the calculation of liquidated damages payable by Party B shall be suspended. If Party B fails to complete the project acceptance after the expiration of the period specified in this Contract or the grace period agreed by Party A, the period for Party B to pay liquidated damages to Party A shall be calculated from the date of the expiration of the grace period (excluding the grace period), and Party B shall pay liquidated damages of 0.2% of the total amount of this Contract to Party A every day.

If the overdue time exceeds 50 days (excluding the grace period), Party A has the right to unilaterally terminate or cancel the Contract, in which case the liquidated damages already paid by Party B shall not be returned by Party A, and Party B shall refund all the contract payments it has received.

(iv) If the software delivered by Party B or its operation results meet the requirements of the Contract during the testing period and cannot be improved by modification, Party A has the right to terminate or cancel the Contract, and Party B shall return all the contract payments it has received.

(v) The software system delivered by Party B shall not contain any software that automatically terminates or interferes with the operation of the system. Otherwise, Party B shall repair it within 10 working days, but if it causes damage to Party A, Party B shall compensate Party A for the actual damage. If Party B is unable to carry out the repair within 10 working days, Party A has the right to terminate or rescind the Contract, and Party B shall refund all the collected contract payment.

(vi) Party B shall not subcontract the project of this Contract to a third party without authorization, otherwise Party B shall pay liquidated damages to Party A according to 20% of the total amount of this Contract, and Party B shall still perform all the obligations in accordance with this Contract; Party A may also choose to terminate or rescind the Contract and request Party B to return all the contract sums received.

(vii) If, without the written consent of the other party, either party discloses to a third party or uses for other projects the commercial information or data of the other party known to it in the course of the performance of this Contract, such party shall compensate the other party for all the losses it has suffered as a result of such disclosure, and shall pay liquidated damages to the other party at the rate of 20% of the total amount of this Contract.

(viii) Unless otherwise agreed in this Contract, if either Party violates any of its warrants under Article 11, the non-defaulting party has the right to unilaterally terminate or cancel the Contract, and the defaulting party shall pay the contract amount payable to the non-defaulting party on an “as is” basis, as well as the liquidated damages equal to 20% of the total amount of this Contract.

(ix) During the maintenance period, if Party B is incapable of solving any fault within the stipulated time or solves any fault after the stipulated time without Party A’s consent up to three times within half a year, Party B shall pay RMB 10,000 to Party A for breach of contract, and continue to provide maintenance service to Party A.

(x) The liquidated damages payable by Party B under this Contract may be deducted from Party A’s unpaid amount. If Party B is liable for liquidated damages and pays liquidated damages to Party A under this Contract, if the liquidated damages are insufficient to compensate for the actual loss suffered by Party A, Party B shall be liable to Party A for the insufficient portion of the damages.

(xi) Party A and Party B shall not unilaterally rescind the Contract without justifiable reasons, otherwise, the defaulting party shall compensate for all the losses suffered by the observant party as a result and pay liquidated damages to the observant party at the rate of 20% of the total amount of this Contract.

Article XI. Warranties and Exemptions

(i) Party A undertakes that

1. Party A has full capacity for civil conduct to enter into this Contract. Party A is a legally operated enterprise with good reputation established in accordance with the laws of China and has the legal right and ability to sign and perform the obligations under this Contract.

2. Conflict of interest: Party A’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party A’s Articles of Incorporation or other laws and regulations or judgments applicable to Party A;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party A with a third party, such as a guarantee agreement, commitment, contract, or cause Party A’s rights to be bound.

(ii) Party B undertakes that

1. Legal person status: Party B is a legally operated and reputable company established under the laws of China, and has full capacity for civil conduct and the legal capacity to enter into and perform its obligations under this Contract.

2. Conflict of interest: Party B’s signature and performance of this Contract or documents relating to this Contract will not:

(1) Conflict with Party B’s Articles of Incorporation or other laws and regulations or judgments applicable to Party B;

(2) Conflict with or result in any breach of the obligations in any legal document signed by Party B with a third party, such as a guarantee agreement, commitment, contract, or cause Party B’s rights to be bound.

3. Party B warrants that Party B’s performance of its obligations under this Contract and the license rights granted to Party A are not bound or restricted by any third party and Party B has not assumed any binding or restrictive obligations.

4. The software developed and other software used in the development of the software hereunder meet the requirements of this Contract regarding intellectual property rights.

5. Legitimate software: The software developed by Party B meets the national regulations on software products and software standards and specifications.

6. If the software delivered and licensed to Party A by Party B needs to be registered, filed, approved or licensed by the relevant state departments, Party B shall ensure that the software provided by Party B has completed the above formalities, and Party B shall bear the costs incurred as a result.

Article XII. Force Majeure

The party suffering a force majeure event shall notify the other party as soon as possible after the force majeure event occurs and shall deliver written supporting documentation to the other party for determination within 14 working days from the date of the event. Once the effects of a force majeure event have lasted for more than 30 natural days, the parties shall reach a supplementary agreement on further performance or rescission of the Contract within a reasonable period of time through amicable negotiations. If the purpose of the Contract of either party cannot be realized in a timely manner due to force majeure events or may result in losses, either party shall have the right to rescind the Contract unilaterally and without liability.

Force majeure under this Contract means an event that occurs during the performance of this Contract as a result of natural disasters, major epidemics, war, strikes or other objective circumstances that cannot be foreseen, avoided and overcome. Failure to fulfill this Contract due to guiding opinions or administrative orders, decisions and other relevant documents issued by the government or the Ministry of Commerce shall be considered as one of the force majeure circumstances.

Article XIII. Dispute Settlement

Any disputes arising in the course of the performance of this Contract shall first be sought to be resolved by amicable negotiation between the parties. If the dispute remains unresolved after 30 days, either party may file a lawsuit with the People’s Court of Party A’s domicile.

Article XIV. Miscellaneous

(i) The losses of Party A or the third party referred to under this Contract include, but not limited to, actual losses and investigation fees, attorney’s fees, preservation fees, appraisal fees, evaluation fees and litigation fees incurred in defending the rights.

(ii) “Party B’s inability” under this Contract means one of the following circumstances:

1. Failure to submit a solution after three working days from the date when the development achievement of a function module should be submitted, or failure of the software to be resolved after ten working days beyond the period required by Party A;

2. After three times of modification or improvement, the development results of a function module submitted by Party B or the resolution of a software fault still fails to meet Party A’s requirements;

3. Other circumstances in which Party A has sufficient evidence to prove that Party B is unlikely to submit the software development results or solve a software fault as agreed in the Contract.

(iii) Unless otherwise specified, “days” under this Contract refer to natural days. Unless otherwise specified, “month” under this Contract refers to a calendar span month, i.e., from the starting date to the corresponding date of the following month (or to the 30th day of the month if there is no corresponding date); “natural month” refers to the first day of each month to the last day of the calendar month.

(iv) All notices, documents and information issued or provided by Party A and Party B to each other for the performance of this Contract shall be sent to the address, facsimile number and e-mail address specified in this Contract. Either party changing the address or the facsimile number, e-mail address or telephone number shall send a written notice to the other party. The notice shall be deemed to have been served upon the delivery in the case of direct delivery; or upon being sent in the case of facsimile; or on the second day after the EMS is dispatched; or when the mail system of either party indicates that it has been successfully delivered to the server of the other party in the case of e-mail..

(v) Headings of all articles in this Contract are for convenience of reference only and shall not affect or limit the interpretation of the contents of this Contract.

(vi) The following documents shall be deemed to form part of this Contract and supplement and explain each other, and in the event of a conflict between them, the order listed below shall prevail, or, in the same order, the time of issuance of the documents shall prevail:

1. Supplementary contracts (agreements) or amendment documents signed by both Party A and Party B during the performance of this Contract;

2. This Contract;

Article XV. Effectiveness, Modification and Termination of Contract

(i) This Contract shall enter into force on the date on which it is signed by the legal representatives or authorized representatives of both parties and sealed with the official seal or special seal for the contract, and in the event of inconsistency between the two parties, the later time shall prevail. This Contract is made in X copies. Party A executes three copies and Party B executes X copies, all of which containing the same legal effect.

(ii) Once this Contract has been signed, neither party may alter it at will without the consent of both parties.

(iii) Any matters not covered in this Contract shall be the subject of a separate supplementary agreement to be concluded after consultation between the two parties, and any amendment or supplementary agreement shall be in writing, and the supplementary agreement shall have the same legal effect as this contract.

Party A (stamp)	Party B (stamp)

Meizhou Lizhen Industry Co., Ltd.	Guangzhou 3e Tech Co., Ltd.

Contract Seal

Legal representative or authorized representative:	Legal representative or authorized representative:

/s/	/s/

August 18, 2020	August 18, 2020

Annex 1

No.	Subsystems	Functional Module	Functional description	Unit Price
1	Basic management	Basic management	Organization	[***]
Supporting information
Real estate files
		Real estate management	Real estate acceptance
Real estate statements
2	Collaborative office work	My workbench	Unit circulars	[***]
My process
Receive and send messages
My documents
Directory
Work plan
Mail management
Schedule management
Resource management
Routine documentation
		Workflow management	Workflow definitions
Workflow example queries
3	Collection management	Collection management	Collection items	[***]
Collection standard
Instrumentation management
Apportionment of losses
Calculation of late fees
Collection management

No.	Subsystems	Functional module	Functional description	Unit Price
Regular costs
Meter-reading fee
Parking fees
Interim cost
Cash deposit
Bank collections
Prepayments
Advance deposit
Security deposit management
		Statement of costs	Statement of receivables
Statement of Receipts
Statement of arrears
Summary of collections
Cost breakdown
		Value-added tax administration	Definition of expense tax rate
Taxable statistical tables
		Online invoicing	Invoice management (history)	[***]
Docking to Aisino Tax Invoice API
Docking to Best Wonder Tax Invoice API
4	Customer relationship management	Account management	Customer information	[***]
Occupancy management
Transfer control
		Customer service	Service dispatch
Complaints counseling

No.	Subsystems	Functional Module	Functional description	Unit Price
Decoration management
Visitor management
		SMS platform	Payment notification, delinquent notification, event notification, birthday wishes
		Voice service	Customer service management (with 1 voice box)	[***]
5	Materials management	Supplier management	Supplier information	[***]
Assessment system
Quality feedback
Departmental requisitions
Procurement plan
Product comparison
Procurement sub-order
Procurement orders
Procurement settlements (including replacing business tax with VAT)
		Warehouse management	Procurement inventory
Deposit management
Redeployment management
Instant inventory
Inventory management
Statistical reports
		Work equipment management	Registration management	[***]
Reception management
Returns management
Loss management
6	Decision support	Real estate and customers	Real estate resources statistics

No.	Subsystems	Functional module	Functional description	Unit Price
7	System maintenance		Customer resource statistics	[***]
Customer complaint handling analysis form
Service dispatch statistics
Real estate map
Maintenance analysis table
		Revenue analysis	Income summary statistics
Consolidated collection statement
Ageing statistics of arrears
Analysis of uncollections
Statistical tables of receivables
Analysis of non-collection
Analysis of returns
		Cost analysis	Statistical table of contract establishment
Inventory statistics table
Procurement statistics table
Project material consumption amount analysis table
Statistical table of project establishment
Contract performance table
Material cost analysis table
Schedule of implementation of the maintenance plan
Comprehensive cost analysis
Equipment file maintenance and inspection statistics
Other personalized custom reports
		System management	Role management	[***]
User management

No.	Subsystems	Functional Module	Functional description	Unit Price
8	Smart Property Office APF (For property company) iOS & Android	Property services	Meter reading;	[***]
Receipt of material, inventory;
Service dispatch
Customers claim
Equipment overhaul
Equipment maintenance
Inspection management
Job inspection
		Daily Work Message Center	Co-working;
Fieldwork, overtime, travel, transfers, vacations, and transfer requests;
Schedule
To be done & done
My application
		Directory	Including coworkers, clients, and correspondents
Enterprise address book
		Others	Mail, document circulation, signing reports, meeting requests, vehicle requests,
Enterprise SMS
Knowledge base Wiki
9	Mobile Internet Platform (For Owners) iOS & Android	Smart Property Community App	Fee inquiry	[***]
Community activities
Online payment
Property announcement
Complaints and suggestions

No.	Subsystems	Functional module	Functional description	Unit Price
		WeChat public account	Fee inquiry	[***]
Online payment
Service request
Complaints and suggestions
Community activities
Property announcement
10	Human resources management	Personnel management	Staffing management, personnel files, personnel changes, personnel analysis	[***]
		Attendance management	Attendance scheduling, overtime management, vacation management, transfer management, business trip management	[***]
	Subtotal (RMB)			[***]
11	System integration data interface development	Cooperate with the data interface of other systems to realize the data integration with the property company’s and the group’s own system.		[***]
12	System overall comprehensive optimization maintenance (all-inclusive) services	Including services for optimizing and adjusting contractual functional modules during use.		[***]
Total amount Unit: RMB	¥[***]

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